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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of Pure Resources, Inc.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2000 relating to the financial statements of Pure Resources, Inc., formerly referred to as Union Oil's Permian Basin business unit, which appears in Pure Resources, Inc.'s Registration Statement on Form S-4 (File No. 333-34970).


PricewaterhouseCoopers LLP
Houston, Texas

October 17, 2000